CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	EXHIBIT 23

We hereby consent to the incorporation of our report dated February 11, 2005 accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting on page 25 of the Annual Report for the year ended December 31, 2004 by reference in the prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-43902, 333-24215, 333-61980 and 333-105185) and on Form S-4 (No. 33-32091) of W.W. Grainger, Inc.

GRANT THORNTON LLP

Chicago, Illinois
February 25, 2005